SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2007

ADUDDELL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	000-24684	73-1587867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14220 South Meridian

Oklahoma City, Oklahoma                          73173

(Address of principal executive offices)              (Zip Code)

(405) 692-2300

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 8.01  Other Events.

On December 15, 2007, Aduddell Industries, Inc.'s (the "Company") $10,000,000 revolving line of credit with Bank of Oklahoma ("BOK") became due and payable. BOK is currently reviewing certain financial and other information of the Company to determine whether it will extend the maturity date or refinance the line of credit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADUDDELL INDUSTRIES, INC.
/s/ Josh Brock Josh Brock Interim Chief Financial Officer
December 20, 2007